Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

Each of the undersigned, the Chairman of the Board and Chief Executive Officer and Chief Operating Officer, Chief Financial Officer, and Corporate Secretary of Calavo Growers, Inc. (the Company), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Company’s Amendment to the Original Form 10-K for the year ended October 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 2, 2026

/s/ B. John Lindeman
B. John Lindeman
Chief Executive Officer

. John
/s/ James Snyder
James Snyder
Chief Financial Officer